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                                                                    EXHIBIT 99.3

PRESS RELEASE

FOCUS BEGINS APPEAL PROCESS IN CRA LITIGATION

WILMINGTON, Mass.--(BUSINESS WIRE)--Oct. 30, 2000--FOCUS Enhancements, Inc. (NASDAQ: FCSE - news) announced that it will appeal the judgment rendered against FOCUS in a US District Court in Texas. The court had entered a final judgment against FOCUS and in favor of CRA Systems Inc. In May 2000, a jury returned a verdict for CRA and awarded damages of approximately $1.8 million plus interest and attorneys fees. FOCUS strongly denies any wrongdoing and submitted a supersedeas bond to suspend the enforcement of the judgment pending appeal. The Company has secured appropriate debt financing in order to post this supersedeas bond. The appellate process could take as long as 18-24 months. As a result of the judgment, FOCUS will take a one-time charge of approximately $2 million in its period ending September 30, 2000.

On August 31, 2000, FOCUS announced that the company has entered into a definitive agreement to merge with Videonics, Inc. The agreement provides for each share of Videonics common stock to be converted into 0.87 shares of FOCUS Enhancements common stock. Completion of the merger requires, among other things, the approval of the stockholders of Videonics and FOCUS. The merger is expected to be completed in December of this year. FOCUS Enhancements, Inc. develops and markets advanced, proprietary video conversion ASICs for the converging, multi-billion dollar Internet, computer, and television industries. The Company's technology, which is sold globally through Original Equipment Manufacturers (OEMs) and resellers, merges computer-generated graphics and television displays for Internet viewing, presentations, training, education, video teleconferencing, and home gaming markets.

For More Information

FOCUS Enhancements, (978) 988-5888, 600 Research Dr., Wilmington, Mass. 01887, www.focusinfo.com
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Investors: Please contact Steve Sheldon, FOCUS Enhancements: (978) 988-5888,
e-mail: ssheldon@focusinfo.com.
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Forward-looking statements in this release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The statements contained in this release, which are not historical facts, are forward-looking statements. Investors are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, continued acceptance of the companies' products, increased levels of competition for the companies; new products and technological changes, the companies' dependence upon third-party suppliers, intellectual property rights and other risks detailed from time to time in the companies' periodic reports filed with the Securities and Exchange Commission. Readers are cautioned not to put undue reliance on any forward-looking statements contained herein, which speak only as of the date hereof. The companies undertake no obligation to release publicly any revisions to forward-looking statements that may be made to reflect events after the date hereof or to reflect the occurrence of unanticipated events. In addition, the forward-looking statements contained herein are subject to risks and uncertainties, including the successful integration of Videonics into FOCUS, fluctuations in operating results, the timely development and acceptance of new products, product availability from suppliers, the impact of competitive products and pricing, changing TV standards and other risks set forth under the caption "Certain Factors That May Affect Future Results" in Focus and
Videonics Annual Report on Form 10-K for the year ended December 31, 1999, in its quarterly report on Form 10-Q for the quarter ended March 31, 2000 and June 30, 2000 and other filings with the SEC by both FOCUS and Videonics.

Contact:
  FOCUS Enhancements, Inc.       FOCUS Enhancements, Inc.
  Brett Moyer                    Steve Sheldon
  (978) 988-5888                 (978) 988-5888
  http://www.focusinfo.com       http://www.focusinfo.com